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                                                                EXHIBIT 99(d)(8)

                                                                  draft 11/26/02

                             STOCK PLEDGE AGREEMENT

            PLEDGE AGREEMENT dated as of November 29, 2002 between the Pledgors named below (each, the "Pledgor"), and The Governor and Company of the Bank of Scotland (the "Pledgee").

            NOW, THEREFORE, it is agreed:

            For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, as collateral security for the due and punctual payment and performance of all the Secured Obligations (as defined below), Pledgor hereby deposits and pledges with Pledgee the shares of stock indicated on Annex 1 hereto (all such shares, together with all other shares of stock required to be deposited hereunder, the "Pledged Shares") and the promissory notes (if any) indicated on Annex 1 hereto (said notes, to the extent of an aggregate principal amount equal to the Specified Percentage of each such promissory note, together any other debt security required to be deposited hereunder to the extent of an aggregate principal amount equal to the Specified Percentage of each such other debt security, collectively the "Pledged Debt"; the Pledged Shares and the Pledged Debt being sometimes referred to herein as the "Pledged Securities") and hereby grants to Pledgee a security interest in and a lien upon, and hereby assigns, transfers, pledges and sets over to Pledgee, all of Pledgor's right, title and interest in and to the following (the "Collateral"):

            (a) the Pledged Securities;

            (b) all dividends and interest on the Pledged Securities;

            (c) all proceeds of the Pledged Securities and any of the other Collateral;

            (d) all collateral, liens and security interests securing the obligations of any issuer of any of the Pledged Debt in connection with such Pledged Debt;

            (e) all other securities, money and other property required to be pledged hereunder, and all rights related thereto; and

            (f) all other rights of Pledgor with respect to the foregoing Collateral.

            Section 1. Definitions. (a) Unless otherwise specified, all terms used in this Pledge Agreement shall have the same meaning as used in that certain promissory note dated December [--], 2002 executed by FirstCity Consumer Lending Corporation, a Texas corporation ("Borrower"), in favor of Pledgee, as the same may from time to time be amended, restated, supplemented or otherwise modified (as so amended, restated, supplemented or otherwise modified from time to time, the "Note").

            (b) Certain Phrases. All references to Sections in this Pledge Agreement or in any schedule, exhibit or annex hereto shall be deemed references to Sections in this Pledge Agreement unless otherwise specified. As used in this Pledge Agreement, the terms "including," "including without limitation" and "such as" (and like terms) are illustrative and not limitative. No difference shall be imputed to the use in some places herein of "including" and in others of "including without limitation." Phrases such as "hereof" and "herein" refer to the entire Pledge Agreement and not just the section or other portion in which said reference appears.
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            (c) Defined Terms. Terms used in this Pledge Agreement which are defined below shall have the meanings specified below (unless otherwise defined or the context shall otherwise indicate) and shall include in the singular number the plural and in the plural number the singular. References to any gender shall include all genders.

            "Aggregate Collateral" shall mean, collectively, the Collateral (as defined herein) and the Collateral (as defined in the Security Agreement).

            "Collateral" shall have the meaning provided for such term in the third paragraph hereof.

            "dividends" shall include distributions on account of partnership, limited liability company and other equity interests to the extent that the Pledged Securities include partnership interests, limited liability company interests or equity securities other than shares of stock.

            "Drive Collateral" shall mean the Pledged Drive-GP Membership Interests and the Pledged Drive Partnership Interests.

            "Drive Note" shall mean any indebtedness of Drive, evidenced by a promissory note or other instrument, that is incurred after the date hereof and payable (by endorsement or otherwise) to Pledgor.

            "Drive-GP Membership Interests" shall mean membership and other equity interests in Drive-GP.

            "Drive Partnership Interests" shall mean the aggregate of all partnership and other equity interests in Drive and all rights and interests relating thereto, including all related capital accounts and rights to receive distributions, dividends, allocations and other amounts from time to time payable in connection therewith.

            "1933 Act" shall have the meaning provided for such term in Section 2(h) hereof.

            "Pledged Collateral" shall mean all of the Pledged Securities (as defined in the Security Agreement) and all of the Pledged Shares (as defined in this Pledge Agreement).

            "Pledged Debt" shall have the meaning provided for such term in the third paragraph hereof.

            "Pledged Drive-GP Membership Interests" shall mean Drive-GP Membership Interests at any time held by CLC equal to 20% of all Drive Drive-GP Membership Interests at the time outstanding.

            "Pledged Drive Partnership Interests" shall mean Limited Partnership Interests at any time held by Funding and beneficially owned by CLC equal to 20% of all Limited Partnership Interests at the time outstanding.

            "Pledged Shares" shall have the meaning provided for such term in the third paragraph hereof.

            "Pledged Securities" shall have the meaning provided for such term in the third paragraph hereof.

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            "Secured Obligations" shall mean (i) all obligations of Pledgor under this Pledge Agreement and the other Loan Documents to which it is a party;
(ii) all obligations of the Borrower, for principal, interest or otherwise, incurred under or in connection with the Note and the other Loan Documents;
(iii) all obligations of the Guarantor, for principal, interest or otherwise, incurred under or in connection with the Guarantee Agreement and the other Loan Documents; and (iv) all obligations of Borrower and Guarantor under the Fee Letter; in each of the foregoing cases (i.e., clauses (i)-(iv) preceding) whether such obligations are direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising.

            "Transfer Restrictions" shall have the meaning provided for such term in Section 2(c) hereof.

            "written," "writing" and variations thereof shall refer to any form of written communication or a communication by means of telecopier.

            Section 2. Representations. Pledgor represents, warrants and covenants as follows:

            (a) The Pledged Securities are duly and validly issued, the Pledged Shares are fully paid and non-assessable and all instruments evidencing any of the Pledged Debt are the valid and binding obligations of the issuers thereof, enforceable against such issuers in accordance with their respective terms. No offsets, defenses or counterclaims by any issuer of Pledged Debt exist against Pledgor.

            (b) When deposited with Pledgee, the Pledged Securities will be duly and validly pledged hereunder in accordance with applicable law, and Pledgor warrants and covenants and agrees to defend Pledgee's rights and title in and to the Pledged Securities against the claims and demands of all persons and entities.

            (c) Each Pledgor is the sole legal and equitable owner of, and has good title to, all of the Pledged Securities listed on Annex 1 hereto as being pledged by such Pledgor, free and clear of all claims, security interests, mortgages, pledges, liens and other encumbrances of every nature whatsoever except for (in certain instances) Permitted Collateral Liens and restrictions on transfer of Partnership Interests imposed by the Shareholders Agreement (said restrictions on transfer, the "Transfer Restrictions"). Pledgor has full power, authority and legal right to pledge the Pledged Securities being pledged by such Pledgor as herein provided.

            (d) Each certificate evidencing the Pledged Shares is issued in the name of Pledgor as provided in Annex 1 hereto, and each such certificate has been duly executed in blank by Pledgor or has attached thereto an instrument of transfer or assignment duly executed in blank by Pledgor, all in form and substance satisfactory to Pledgee.

            (e) The security interest described in this Pledge Agreement represents a valid first lien on and security interest in the Collateral superior and prior to the rights of all third persons or entities except for (in certain instances) Permitted Collateral Liens and restrictions on transfer of Partnership Interests imposed by the Shareholders Agreement.

            (f) No filings or recordings (including, without limitation, under the Uniform Commercial Code) are necessary to be made in order to perfect, protect and preserve the lien on and security interest in the Collateral created by this Pledge Agreement, except for a UCC-1 financing statement to be filed with the Secretary of State of (i) Delaware with respect to Collateral pledged by FC and (ii) Texas with respect to Collateral pledged by CLC.

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            (g) Pledgor will not (i) sell, assign, transfer or otherwise dispose of any of the Collateral, or any rights pertaining thereto, or (ii) create, or suffer to be created or to exist, any mortgage, pledge, lien, security interest, charge or encumbrance upon the Collateral or any part thereof, or upon the income or profits thereof or any other rights related thereto, other than pursuant to (or as permitted by) this Pledge Agreement, or (iii) subordinate its right to receive any payment in respect of, or any of its other rights in connection with, any Pledged Debt to that of any other Person or obligation, or
(iv) directly or indirectly amend, modify, surrender, compromise, accept prepayment of, or waive any of its rights under, any of the Pledged Securities (or agree to any of the foregoing) or take any action to enforce same without the prior written consent of Pledgee. The issuer of the Pledged Securities by its acknowledgement and consent hereto agrees that such will not be done without such consent. Pledgor will, from time to time, promptly pay and discharge all taxes, assessments and other governmental charges, the lien of which would or might be prior or equal to the lien of this Pledge Agreement, imposed upon the Collateral or any part thereof or upon the income or profits therefrom, and also all taxes, assessments and other governmental charges imposed upon the lien or interest of Pledgee under this Pledge Agreement or in respect of the Collateral, and at its expense will take all such other action as from time to time may be necessary or appropriate to preserve the lien of this Pledge Agreement on the Collateral as a first lien (subject to any Permitted Collateral Lien) thereon.

            (h) This Pledge Agreement has been duly authorized by all necessary action (corporate or otherwise) on the part of Pledgor and Pledgor has obtained all consents and approvals (governmental, third party or otherwise) necessary in connection therewith, including without limitation all such consents and approvals necessary for Pledgee to sell, assign or otherwise transfer any or all of the Pledged Securities to a third party as provided in Section 8 hereof (except to the extent that any such sale may require compliance with the Securities Act of 1933 (the "1933 Act") or comparable provisions of any applicable state securities laws). This Pledge Agreement is Pledgor's valid and binding obligation, enforceable against Pledgor in accordance with its terms.

            (i) The Pledged Shares now constitute and shall at all times in the future constitute 100% of the issued and outstanding shares of the issuer thereof (80% in the case of the shares of Funding-GP).

            (j) Pledgor hereby agrees to immediately, upon receipt thereof, deliver to Pledgee all certificates representing any additional shares of stock or other equity securities of each issuer of Pledged Securities that are hereafter acquired by Pledgor, each such certificate to be duly executed in blank or have attached thereto a stock power duly signed in blank by Pledgor.

            (k) Pledgor will cause each Person whose shares are being pledged by it hereunder and which is a directly or indirectly owned Subsidiary of such Pledgor to note on its stock and record books the pledge in favor of Pledgee that is granted hereunder.

Each of the foregoing representations and warranties which is qualified to the extent set forth in the Disclosure Letter is hereby qualified, for all purposes of this Agreement, by the qualifications (if any) set forth in the Disclosure Letter.

            Section 3. Transfer of Shares. At any time when a Default or Event of Default exists, Pledgee may cause all or any of the Pledged Securities to be transferred into its name or that of a nominee or nominees (to the extent that any of the Pledged Securities are not already so transferred).

            Section 4. Voting Rights Prior to Event of Default. So long as an Event of Default shall not have occurred and be continuing, Pledgor shall be entitled, to the extent not inconsistent with this Pledge Agreement, the Note, the Guarantee Agreement, or any other Loan Document:

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            (a) To exercise the voting power with respect to the Pledged
Securities and for that purpose Pledgee shall execute or cause to be executed from time to time (at the expense of Pledgor) such proxies or other instruments in favor of Pledgor or its nominee, in such form and for such purposes as shall be reasonably required by Pledgor and as shall be specified in a written request therefor, to enable it to exercise such voting power with respect to the Pledged Securities; provided that such voting power shall not, without Pledgee's prior written consent, be exercised by Pledgor to (i) adversely affect the maturity, interest rate, principal amount or any subordination provisions of any of the Pledged Debt, (ii) subordinate or terminate any of the Pledged Debt, (iii) commence any foreclosure action or exercise any other remedy under any of the Pledged Debt, (iv) otherwise adversely affect the interests of Pledgee in connection with any of the Pledged Securities; or (v) in any manner that is inconsistent with the terms of this Pledge Agreement, the Note, the Guarantee Agreement or any other Loan Document;

            (b) To receive and retain for its own account (except as otherwise required by Section 5 below) any and all dividends (other than stock dividends and liquidating dividends), interest and principal at any time and from time to time paid, or declared or permitted to be paid, upon any of the Pledged Securities; and

            (c) To exercise any conversion, option or similar right permitted by the terms of any of the Pledged Securities (subject, however, to Section 6 hereof), but only with the prior written consent of Pledgee.

            Section 5. Distributions. (a) Pledgor hereby agrees to pay directly to Pledgee, for application as provided in Section 9 hereof, the Specified Percentage of all Distributions paid to it that are directly attributable to Distributions (other than Tax Distributions) paid by any of the Drive Entities.

            (b) Any such Distributions paid to Pledgor that are required by the terms hereof to be paid to Pledgee shall, until so paid to Pledgee, be received by Pledgor on behalf of and in trust for Pledgee.

            Section 6. Dissolution of Issuer; Stock Dividends. If, upon the dissolution or liquidation (in whole or in part) of the issuer of any of the Pledged Securities, any sum shall be paid upon or with respect to any of the Pledged Securities, such sum shall be promptly paid over to Pledgee, to be applied as set forth in Section 9 hereof. In case any stock or similar dividend shall be declared on any of the Pledged Securities, or any shares of stock or other debt or equity securities shall be issued upon conversion of any of the Pledged Securities (or the exercise of any option or similar right), or any shares of stock or fractions thereof shall be issued pursuant to any stock split or merger involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital stock of the issuer of any of the Pledged Securities or the merger or reorganization thereof or otherwise (including without limitation as a result of any default by the issuer of any of the Pledged Debt and any resultant realization upon any collateral therefor), the shares or other property so distributed shall be delivered promptly to Pledgee (accompanied, where applicable, by proper instruments of assignment and/or stock powers executed by Pledgor in accordance with Pledgee's instructions) to be held by it as collateral security for the Secured Obligations (or, with respect to distributions of capital or other monies, to be applied as set forth in Section 9 hereof). No monies shall be required to be paid to Pledgee under this Section 6 to the extent they do not represent, directly or indirectly, payments in respect of Drive Collateral.

            Section 7. Voting Rights After Event of Default. If any Event of Default shall have occurred and be continuing:

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